UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2014

THE SPENDSMART PAYMENTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2680 Berkshire Pkwy, Suite 130 Des Moines, Iowa	50325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2014, The SpendSmart Payments Company, a Colorado corporation (“we,” “us,” “our,” or the “Company”), entered into subscription agreements (“Subscription Agreement”) with accredited investors pursuant to which we issued 1,131,099 shares of our newly designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase 4,524,396 shares of our common stock (the “Common Stock”) exercisable during the five-year period commencing on the date of issuance at $1.10 per share (the “Warrants”).

This offering resulted in gross proceeds to us of approximately $3,393,270.  The placement agent, a FINRA registered broker-dealer, in connection with the financing received a cash fee totaling $393,327 and will receive warrants to purchase up to 113,110 shares of common stock at an exercise price of $1.265 per share as compensation. The Series C Preferred Stock and the Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

The summary of the Offering described above, and the summary of the terms of the securities and agreements related to such Offering, are qualified in their entirety by reference to the Form of Subscription Agreement and Form of Warrant which are filed as Exhibits 10.1 and 4.1 respectively.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 11, 2014, immediately following the closing described in Item 1.01 above, the Company, through its wholly-owned subsidiary The SpendSmart Payments Company, a California corporation (the “Subsidiary”), purchased substantially all of the assets of Intellectual Capital Management, Inc., d/b/a SMS Masterminds (“SMS”) a Nevada corporation, pursuant to the terms of an Asset Purchase Agreement (the “Asset Purchase Agreement”). In conjunction with the purchase of substantially all of the assets of SMS, the Company, through the Subsidiary acquired all of the goodwill owned by Alex Minicucci, the Chief Executive Officer of SMS, relating to SMS, pursuant to the terms of a Goodwill Purchase Agreement (the “Goodwill Purchase Agreement”) (the closing of the Asset Purchase Agreement and Goodwill Purchase Agreement collectively referred to as the “SMS Acquisition”).

Pursuant to the Asset Purchase Agreement, the Company acquired all of the assets of SMS. In consideration of the purchased assets, the Company agreed to issued to SMS five million two hundred and fifty thousand shares of the Company’s common stock. Pursuant to the Goodwill Purchase Agreement, the Company agreed to pay Mr. Minicucci: (i) cash in the amount of four hundred and fifty thousand dollars in the aggregate upon the closing of a minimum of three million dollars in gross proceeds raised in a financing transaction; (ii) cash in the amount of four hundred and fifty thousand dollars in the aggregate upon the closing of a minimum of seven million dollars in gross proceeds raised in a financing transaction; (iii) an earn-out payment relating to fifteen percent of the earnings generated by the SMS after the acquisition; and (iv) an additional earn-out payment tied to the EBITDA of the Company after the acquisition of SMS.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in that financing met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the Series C Preferred Stock and Warrants in the offering were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The Offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alex Minicucci Appointment

On February 11, 2014, in conjunction with the closing of the SMS Acquisition, Mr. Alex Minicucci was appointed as the Chief Executive Officer and a director of the Company.

Mr. Alex Minicucci is a serial entrepreneur with an 18 year background in web, ecommerce, and mobile marketing. In November 2008, Mr. Minicucci founded SMS Masterminds, subsequently earning several recognitions such as ‘Top 20 under 40 Entrepreneur in 2013. From 2006 to 2008, he served as Chief Operating Officer of TechXpress, Inc., a managed services IT firm. Between 2000 and 2003, Mr. Minicucci built and sold one of the nation’s largest virtual tour providers, USA Virtual Tours, to MediaNews Group. In the late 90’s, Mr. Minicucci started and ran one of the first web development firms in central California, TooPhat.com, Inc., focused on next generation web development combined with interactive 3D environments. Mr. Minicucci is an Eagle Scout and active mentor to business students at Cal Poly San Luis Obispo.

In connection with the appointment of Mr. Minicucci as Chief Executive Officer, the Company and Mr. Minicucci entered into an employment agreement (the “Minicucci Employment Agreement”). The Minicucci Employment Agreement has an initial term of three years. The Minicucci Employment Agreement provides for the payment of a base salary of $375,000 per year (subject to discretionary increases by the Board). The Minicucci Employment Agreement provides that Mr. Minicucci is entitled to usual and customary benefits and also contains usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality).

Except as otherwise disclosed in this Current Report on Form 8-K, there are no other arrangements or understandings between Mr. Minicucci and any other person pursuant to which Mr. Minicucci was appointed as Chief Executive Officer of the Company. Mr. Minicucci has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In conjunction with Mr. Minicucci’s appointment, Mr. Michael R. McCoy resigned from his position as Chief Executive Officer of the Company. Mr. McCoy’s resignation was not the result of any disagreements with the Company. Mr. McCoy will continue to serve in his capacity as a director of the Company.

The description of the Minicucci Employment Agreement described in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the Minicucci Employment Agreement filed as Exhibits 10.2 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 and 3.02 above of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On February 11, 2014, the Company filed a Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights (the “Certificate of Designations”) of its Series C Convertible Preferred Stock with the Secretary of State of the State of Colorado to amend our articles of incorporation. The Certificate of Designations sets forth the rights, preferences and privileges of the Series C Preferred Stock. As provided in our articles of incorporation, the filing of the Certificate of Designations was approved by our Board of Directors. The following is a summary of the rights, privileges and preferences of the Series C Preferred Stock:

Number of Shares: The number of shares of Series C Preferred Stock designated as Series C Preferred Stock is 3,333,334 (which shall not be subject to increase without the written consent of all of the holders of the Series C Preferred Stock or as otherwise set forth in the Certificate of Designation; provided however that the Company may authorize and issue additional shares of Series C Preferred Stock in the event the Maximum Offering Amount (as defined in the Subscription Agreement by and between the Company and each Holder dated as of even date herewith) is increased).

Stated Value: The initial Stated Value of each share of Series C Preferred Stock is $3.00 (as adjusted pursuant to the Certificate of Designation).

Voluntary Conversion: The Series C Preferred Stock shall be convertible at the option of the holder, into common stock at the applicable conversion price, subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designations. In addition, the Company has the right to require the holders to convert to common stock under certain enumerated circumstances.

Mandatory Conversion: At the Company’s sole option, each outstanding share of Series C Preferred Stock may be converted into shares of Common Stock at the applicable conversion price immediately prior to the close of business on the date that the volume weighted average price of the Common Stock, based on the closing price on the or any other market or exchange where the same is traded, shall exceed $4.00 per share for any 30 consecutive trading days anytime from the Original Issue Date with an average daily trading volume of 100,000 shares (such numbers shall be proportionally adjusted for dividends, stock splits, Common Stock combinations and recapitalizations involving the Common Stock).

Voting Rights: Except as described in the Certificate of Designations, holders of the Series C Preferred Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series (subject to limited exceptions).

Liquidation Preferences: In the event of any liquidation or winding up of the Company prior to and in preference to any Junior Securities (including common stock), the holders of the Series C Preferred Stock will be entitled to receive in preference to the holders of the Company common stock a per share amount equal to the Stated Value (as adjusted pursuant to the Certificate of Designations).

THE FOREGOING SUMMARY OF THE RIGHTS, PRIVILEGES AND PREFERENCES OF THE SERIES C PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATIONS FOR THE SERIES C PREFERRED STOCK WHICH IS FILED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of The SpendSmart Payments Company.
4.1	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Minicucci Employment Agreement, dated February 11, 2014.
10.3	Amended and Restated Asset Purchase Agreement by and among The SpendSmart Payments Company, a Colorado corporation, The SpendSmart Payments Company, a California corporation and Intellectual Capital Management, Inc., d/b/a SMS Masterminds, a Nevada corporation, dated December 18, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2013).
10.4	Goodwill Purchase Agreement by and among The SpendSmart Payments Company, a Colorado corporation, The SpendSmart Payments Company, a California corporation and Alex Minicucci, individually, dated December 18, 2013 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY

Dated: February 14, 2014	By:	/s/ William Hernandez
William Hernandez
President